Exhibit 10.1

MEDCATH CORPORATION
AMENDED AND RESTATED
OUTSIDE DIRECTORS’ STOCK OPTION AND AWARD PLAN

ARTICLE I

Introduction

The Company hereby amends and restates the MedCath Corporation Outside Directors’ Stock Option Plan. The purpose of this amendment and restatement is to add Restricted Stock and Restricted Stock Units as permissible forms of Awards to Outside Directors. Any currently outstanding awards under the MedCath Corporation Outside Directors’ Stock Option Plan shall remain outstanding in accordance with the terms thereof and shall not be affected by this amendment and restatement.

ARTICLE II

Definitions

For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an award to an Outside Director pursuant to Article III.

(b) “Award Agreement” means an agreement described in Article V between the Company and an Outside Director, setting forth the terms, conditions and limitations applicable to an Award to the Outside Director.

(c) “Beneficiary,” with respect to an Outside Director, means (i) one or more persons as the Outside Director may designate as primary or contingent beneficiary in a writing delivered to the Company or the Committee or (ii) if there is no such valid designation in effect at the Outside Director’s death, the Outside Director’s estate.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Company” means MedCath Corporation, a Delaware corporation.

(h) “Effective Date” means, subject to Article XI, March 4, 2009.

(i) “Fair Market Value” of a share of Stock means, on any given date, the closing price of such share of Stock as reported on the Nasdaq National Market for such date, or if the Stock was not traded on the Nasdaq National Market on such day, then on the next preceding day that the Stock was traded on such exchange, all as reported by such source as the Committee may select.

(j) “Outside Director” means any member of the Board who is not an employee of the Company or any Subsidiary.

(k) “Plan” means the MedCath Corporation Amended and Restated Outside Directors’ Stock Option and Award Plan, as set forth herein and as amended from time to time. Prior to the Effective Date, the Plan was known as the MedCath Corporation Outside Directors’ Stock Option Plan.

(l) “Restricted Stock” means an Award of Stock under Section 4.3 that has certain restrictions attached to the ownership thereof.

(m) “Restricted Stock Unit” means an Award of a unit under Section 4.4 that represents the right to receive one share of Stock.

(n) “Restricted Stock Unit Account” means the individual bookkeeping account maintained by the Company in the name of an Outside Director to record the Outside Director’s Restricted Stock Units and other amounts granted to the Outside Director under Section 4.4.

(o) “Stock” means shares of Common Stock, par value $.01, of the Company which may be authorized but unissued, or issued and reacquired.

(p) “Stock Option” means a right to purchase a share of Stock granted pursuant to Section 4.2.

(q) “Subsidiary” means any corporation, partnership, limited liability company, association, joint venture or other entity, that directly or indirectly through one or more intermediaries is controlled by or is under common control with the Company and any other entity in which the Company has a significant equity interest, as determined by the Committee.

ARTICLE III

Eligibility

Participation in the Plan shall be limited to Outside Directors.

ARTICLE IV

Awards

Section 4.1.  General.  Awards shall include, and be limited to, those described in this Article IV. The Committee shall from time to time determine the type of Award to be made to Outside Directors, the number of shares of Stock subject to such Award and the terms, conditions, and limitations applicable to such Award, not inconsistent with the terms of the Plan.

Section 4.2.  Stock Options.  A Stock Option is a right to purchase a specified number of shares of Stock at a specified exercise price during such time as the Committee shall determine, subject to the provisions of this Section 4.2.

(a) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of Stock subject to the Stock Option on the date such Stock Option is granted.

(b) A Stock Option may be exercised, in whole or in part, by giving notice of exercise to the Company or an agent designated by the Company to administer the exercise of Stock Options and complying with such other exercise terms and procedures as the Committee may specify.

(c) The term of each Stock Option shall not exceed ten (10) years.

(d) The exercise price of the Stock subject to the Stock Option may be paid, at the discretion of the Committee, by delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Stock Option is to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price, (ii) payment in full of the Stock Option exercise price in cash or cash equivalent acceptable to the Committee, or (iii) a sufficient number of shares of Stock (delivered by attestation of ownership or actual delivery of one or more share certificates) to pay the exercise price; provided that, any such payment method will not be permitted to the extent to do so would result in additional accounting expense to the Company.

Section 4.3.  Restricted Stock.  Restricted Stock is Stock that is awarded to an Outside Director subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and requirement of forfeiture of the Restricted Stock upon termination of service under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any such term or condition based on such factors or criteria as the Committee may determine.

Section 4.4.  Restricted Stock Units.

(a) A Restricted Stock Unit is a unit granted to an Outside Director that represents the Outside Director’s right to receive one share of Stock. Each Restricted Stock Unit granted to an Outside Director shall be credited to a Restricted Stock Unit Account established and maintained in the name of such Outside Director on the books and records of the Company.

(b) Restricted Stock Units granted to an Outside Director under the Plan shall become vested in the Outside Director in accordance with the vesting schedule specified by the Company on the date the Restricted Stock Units are granted.

(c) The Award Agreement for the grant of Restricted Stock Units shall specify whether dividend equivalents with respect to the Restricted Stock Units shall be paid in cash to the Outside Director or deemed reinvested in additional Restricted Stock Units. If the dividend equivalents are payable to an Outside Director in cash, the Company shall pay to the Outside Director in cash, less applicable withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, a dividend equivalent payment equal to the number of Restricted Stock Units granted to the Outside Director as of the record date for such dividend multiplied by the per share amount of the dividend. If the dividend equivalents are deemed reinvested in additional Restricted Stock Units, the Company shall credit to the Outside Director’s Restricted Stock Unit Account, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, that number of additional Restricted Stock Units determined by dividing (i) the product of the total number of Restricted Stock Units credited to the Outside Director’s Restricted Stock Unit Account as of the record date for such dividend multiplied by the per share amount of the dividend by (ii) the Fair Market Value of a share of Stock on such record date. All Restricted Stock Units credited to an Outside Director’s Restricted Stock Unit Account to record the deemed reinvestment of dividend equivalents in accordance with this Section 4.4(c) shall be fully vested when so credited.

(d) The vested Restricted Stock Units credited to an Outside Director’s Restricted Stock Unit Account shall be paid to the Outside Director, or in the event of the Outside Director’s death, to the Outside Director’s Beneficiary, as soon as practicable following the date the Outside Director terminates service as an Outside Director. The form of payment shall be one share of Stock for each vested Restricted Stock Unit credited to the Outside Director’s Restricted Stock Unit Account and cash for any vested fractional unit. At the election of the Outside Director, distribution shall be made in either a single sum payment of shares of Stock (and cash for any fractional units) or in up to five annual installment payments of shares of Stock. Such payment election shall be made by the Outside Director at the time the first Restricted Stock Unit is granted to the Outside Director, shall apply to the Outside Director’s entire Restricted Stock Unit Account and shall be irrevocable.

ARTICLE V

Award Agreements

Section 5.1.  General.  Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.

Section 5.2.  Required Terms.  In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:

(a) Assignability; Exercise. An Award may not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of an Outside Director, an Award (including any Stock Option) may be exercised or surrendered only by such Outside Director.

(b) Termination. A provision describing the treatment of an Award in the event of the retirement, disability, death, or other termination of an Outside Director’s service as an Outside Director, including but not limited to terms relating to the vesting, time for exercise or surrender, forfeiture, or cancellation of an Award in such circumstances.

(c) Rights of Stockholder. A provision that an Outside Director shall have no rights as a stockholder with respect to any Stock subject to an Award until the date the Outside Director becomes the holder of record of such Stock. Except as provided in Article VIII, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right.

ARTICLE VI

Shares of Stock
Subject to the Plan

Section 6.1.  General.  Subject to the adjustment provisions of Article VIII hereof, beginning on the Effective Date, there is hereby reserved for issuance under the Plan 550,000 shares of Common Stock. Any shares as to which Awards granted under this Plan have lapsed, expired, terminated or been canceled shall also be reserved and available for issuance or reissuance under this Plan.

Section 6.2.  Shares to be Used.  The shares of Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, treasury Stock or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

ARTICLE VII

Administration

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE VIII

Adjustments Upon Changes
In Capitalization

In the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee shall make appropriate adjustment in the number, kind, price and value of shares of Stock authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.

ARTICLE IX

Amendment and Termination

Section 9.1.  Amendment of Plan.  The Board has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, that any amendment is subject to stockholder approval if the amendment (i) materially increases the aggregate number of shares of Stock that may be issued under the Plan (other than an adjustment pursuant to Article VIII), (ii) materially expands the class of individuals eligible to participate in the Plan and receive Awards hereunder, (iii) materially extends the term of the Plan, (iv) permits a repricing (or decrease in exercise price) of outstanding Stock Options, (v) reduces the price at which shares or options to purchase shares may be offered, or (vi) otherwise is considered a “material amendment” pursuant to Rule 4350(i)(1)(A) of the Nasdaq Stock Market Manual and Interpretive Material, IM-4350-5 as published by Nasdaq. No amendment shall, without an Outside Director’s consent, adversely affect any rights of such Outside Director under any Award outstanding at the time such amendment is made. Neither the Board nor the Committee shall have any authority to waive or modify any other terms of an Award after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Notwithstanding the preceding, the Board may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code and any rules or regulations issued thereunder by the United States Department of the Treasury.

Section 9.2.  Termination of Plan.  The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Outside Director.

Section 9.3.  Procedure for Amendment or Termination.  Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board and shall not require the approval or consent of any Subsidiary, Outside Director, or Beneficiary in order to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE X

Miscellaneous

Section 10.1.  Compliance with Law.  No Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance and delivery complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time, or any successor statute, the Securities Exchange Act of 1934, as amended from time to time or any successor statute, and the requirements of the market systems or exchanges on which the Company’s Stock may, at the time, be traded or listed.

Section 10.2.  Unfunded Status.  The Plan shall be unfunded. Neither the Company, any Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 10.3.  Limits on Liability.  Any liability of the Company or any Subsidiary to any Outside Director with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

ARTICLE XI

Effective Date; Duration of the Plan

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the stockholders of the Company to the extent necessary to satisfy the requirements of the Code, the NASDAQ Market or other applicable federal or state law. The Plan shall terminate and no Awards may be granted under the Plan after March 3, 2019. Awards granted on or before March 3, 2019 shall remain valid in accordance with their terms.